EXHIBIT 4.47

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE COMMON STOCK

OF

CRITICAL PATH, INC.

Void after March 5, 2007

This certifies that, for value received, Max Limited, a California limited liability company, or registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from CRITICAL PATH, INC, a California corporation (the “Company”), 100,000 shares of the Common Stock (“Common Stock”) of the Company, as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., PST, on March 5, 2007, and shall be void thereafter.

2. Exercise Price.

(a) The exercise price at which this Warrant may be exercised shall be Two and Thirty-Four One Hundredths Dollars ($2.34) per share of Common Stock, as the same may be adjusted pursuant to Section 2(b) below (“Exercise Price”).

(b) The Common Stock issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i) Adjustment for Dividends in Stock or Other Securities or Property. In the event, at any time or from time to time, on or after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time issuable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders (the “Record Date”), shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the Record Date and had thereafter, during the period from the Record Date to and including the date of such exercise, retained such shares and/or all other additional stock during such period, giving effect to all adjustments called for during such period by this paragraph.

(ii) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

(iii) Assumption of Warrant. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (a) an acquisition of the Company by another entity by means of a merger, consolidation, or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company’s Common Stock such that stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, or (b) a sale or transfer of all or substantially all of the Company’s assets to any other person, then, as a part of such acquisition, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition, sales or transfer which the holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition, sale or transfer if this Warrant had been exercised immediately before such acquisition, sale or transfer.

3. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part (but in multiples of 1,000 shares if exercised in part), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the notice of exercise annexed hereto (Exhibit “A”)(“Notice of Exercise”) duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or equivalent of the purchase price of the shares to be purchased.

(b) In lieu of exercising this Warrant in the manner provided in Section 3(a) above, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant and the Notice of Exercise duly completed and executed on behalf of the Holder, at the office of the Company in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

X = Y (A - B)

            A

Where X = The number of shares of Common Stock to be issued to Holder by Holder’s exercise of the Warrant pursuant to Section 3(b).

Y = The number of shares of Common Stock that may be acquired on the exercise of this Warrant (at the date of such calculation).

A = The fair market value of the Common Stock (at the date of such calculation).

B = The Exercise Price

For purposes of this Section 3(b), fair market value of the Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the closing price quoted by the Nasdaq National Market or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the business day prior to the date of determination of fair market value. If the Common Stock is not traded over-the-counter, on the Nasdaq National Market or on an exchange, the fair market value shall be the price per share as determined in good faith by the Company’s Board of Directors.

(c) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant has not been exercised.

4. Replacement of Warrant. On receipt of evidence reasonably satisfactory of the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein and then, only in respect of those shares of Common Stock issued upon such exercise.

6. Transfer of Warrant.

(a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, replacing this Warrant with a certificate evidencing the Holder’s ownership hereof under an agreement with any such agent upon substantially the terms hereof, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee. Subject to compliance with such laws, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto (Exhibit “B”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with applicable securities laws and with the limitations on assignments and transfers contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e) Compliance with Securities Laws. The Holder of this Warrant, by acceptance hereof, agrees that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the federal or any state securities laws.

7. Authority; Reservation of Stock. The Company has the right and power, and is duly authorized and empowered, to enter into, execute, deliver and perform its obligations under this Warrant. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8. Notices.

(a) In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

(b) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

9. Amendments. Any term of this Warrant may be amended with the written consent of the Company and the Holder. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10. Miscellaneous.

(a) Governing Law. This Warrant shall be governed in all respects by the laws of the State of California as it is applied to domiciliaries thereof.

(b) Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Holder. Nothing in this Warrant is intended to confer upon any party other than the Company and the Holder or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally addressed by hand or special courier (a) if to the Holder, to the address of the Holder indicated on the records of the Company, or at such other address as the Holder shall have furnished to the Company in writing, or (b) if to the Company, at 350 The Embarcadero, San Francisco, CA 94105, or at such other address as the Company shall have furnished to the Holder in writing. Except as otherwise specified herein, all such notices and other written communications shall be effective (i) if mailed, three (3) days after mailing and (ii) if delivered, upon delivery.

(d) Entire Agreement. This Warrant constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

(e) Attorneys’ Fees. In the event that any dispute between the Company and the Holder should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(f) Section Headings. Section captions are inserted for convenience only and are not to be construed to define, limit or affect the construction or interpretation hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:

CRITICAL PATH, INC.

By

Name : Title:

Exhibit “A”

NOTICE OF EXERCISE

To: CRITICAL PATH, INC.

(1) The undersigned hereby elects to purchase shares of Common Stock of CRITICAL PATH, INC., pursuant to the terms of the attached Warrant.

(2) Method of Exercise (Please initial the applicable blank):

(i)                     The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

(ii)                     The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 3(b) of the Warrant.

(3) In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(4) Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(5) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

Exhibit “B”

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint as Attorney                                                                               to make such transfer on the books of CRITICAL PATH, INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or such shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:                     ,         .

Signature of Holder